Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of EntrepreneurShares Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust] for the period  ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Dr. Joel Shulman Dr. Joel Shulman President, EntrepreneurShares Series Trust	/s/ David Cragg David Cragg Treasurer, EntrepreneurShares Series Trust
Dated: August 29, 2011	Dated: September 7, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by EntrepreneurShares Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.